EXHIBIT 99.1

In re Washington Mutual, Inc., et al.
Case No. 08-12229 (MFW)

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3

POST-CONFIRMATION QUARTERLY SUMMARY REPORT

This Report is to be submitted for all bank accounts that are presently maintained by the post confirmation debtor.

Debtor's Name: Washington Mutual, Inc., et al	Bank: Various

Bankruptcy Number: 08-12229 (MFW)	Account Number: Various

Date of Confirmation: February 23, 2012	Account Type: Various

Reporting Period (month/year):	January 1, 2013 through March 31, 2013

Beginning Cash Balance:	$267,734,985

All receipts received by WMI Liquidating Trust (“Trust”) on behalf of the Debtors:

Cash Sales / Interest:	$24,881,331

Collection of Accounts Receivable:	$0

Proceeds from Litigation / Settlement:	$0

Sale of Debtor’s Assets:	$289,517

Other Cash Receipts /Transfers:	$138,108

Total of cash received:	$25,308,956

Total of cash available:	$293,043,941

Less all disbursements or payments (including payments made under the confirmed plan) made by the Trust:

Disbursements made under the plan, excluding the administrative claims of bankruptcy professionals:	$6,758,268

Disbursements made pursuant to the administrative claims of bankruptcy professionals:	$4,120,648

All other disbursements made in the ordinary course:	$910,144

Total Disbursements	$11,789,060

Ending Cash Balance:	$281,254,881

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

4/30/13	/s/ John Maciel	CFO
Date	Name/Title

WMI Liquidating Trust
March 2013 Quarterly Summary Report -- UNAUDITED

TABLE OF CONTENTS

Page	Description

1	Background/Disclaimer

3	Schedule of Cash Receipts and Disbursements - Quarterly

4	Schedule of Cash Receipts and Disbursements - Cumulative

5	Statement of Net Assets in Liquidation (Balance Sheet)

6	Statement of Changes in Net Assets in Liquidation (Income Statement)

7	Notes to the Financial Statements

11	Rollforward of Liquidating Trust Interests

12	Next Dollar Analysis -- March 31, 2013

13	Next Dollar Analysis -- Projected LTI Balance after May 1, 2013 Distributions

14	Rollforward of Disputed Claims Reserve

BACKGROUND / DISCLAIMER

This Quarterly Summary Report of  WMI Liquidating Trust (the “Trust”), as successor-in-interest to Washington Mutual, Inc. (“WMI”) and WMI Investment Corp. (together referred to as the “Debtors”), to the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”) covering the period from January 1, 2013 through March 31, 2013, was prepared solely for the purpose of complying with the quarterly operating guidelines as described in the Chapter 11 Trustee Handbook, United States Department of Justice, May 2004 in accordance with 28 U.S.C. §1746(2).  This Quarterly Summary Report is limited in scope, covers only a limited time period, and is not intended to serve as a basis for investment in any security of any issuer.  This Quarterly Summary Report was prepared in accordance with liquidation basis accounting.  The financial data reflected in this document were not audited or reviewed by an independent registered public accounting firm and are subject to future adjustment and reconciliation.  Given its special purpose and limited scope, this report does not include all adjustments and notes that would be required to be reported in accordance with U.S. Generally Accepted Accounting Principles as adopted by the Financial Accounting Standards Board (“FASB”).  Results set forth in the Quarterly Summary Report should not be viewed as indicative of future results.  This disclaimer applies to all information contained herein.

On September 26, 2008 (the “Petition Date”), the Debtors commenced voluntary cases under Chapter 11 of title 11 of the United States Code with the Bankruptcy Court.  Prior to the Petition Date, on September 25, 2008, the Director of the Office of Thrift Supervision appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Washington Mutual Bank (“WMB”), a subsidiary of WMI, and advised WMI that the receiver was immediately taking possession of WMB’s assets.  Immediately after its appointment as receiver, the FDIC sold substantially all the assets of WMB, including the stock of Washington Mutual Bank fsb, to JPMorgan Chase Bank, National Association (“JPMC”), pursuant to that certain Purchase and Assumption Agreement, Whole Bank, dated as of September 25, 2008.

The Bankruptcy Court confirmed the Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code that the Debtors filed with the Bankruptcy Court on December 12, 2011 (and as subsequently amended and modified from time to time, the “Plan”), by order, dated February 23, 2012, (the “Confirmation Order”) [D.I. 9759].  After the satisfaction or waiver of the conditions described in the Plan, the transactions contemplated by the Plan were consummated on March 19, 2012 (the “Effective Date”), and, on March 23, 2012, the Debtors made initial distributions to creditors pursuant to the Plan (the “Initial Distribution”).  WMI emerged on the Effective Date as a newly reorganized company, WMI Holdings Corp. (“Reorganized WMI”).

In addition, the Plan provided for the creation of the Trust, which was formed on March 6, 2012, pursuant to the execution of the liquidating trust agreement dated as of March 6, 2012, by and among the Debtors, William C. Kosturos, as the liquidating trustee (the “Liquidating Trustee”), and CSC Trust Company of Delaware, as the Delaware resident trustee (as amended, the “Liquidating Trust Agreement”).   On or shortly after the Effective Date, certain of the Debtors’ assets were transferred to the Trust for the benefit of those stakeholders who were not paid in full in the Initial Distribution or whose claims remain disputed.   The Trust is a successor-in-interest to the Debtors pursuant to the Plan and the Liquidating Trust Agreement.  The Trust has an initial term of three years from the Effective Date, subject to extension for up to an additional three years (subject to certain limited exceptions) with the approval of the Bankruptcy Court.

As the successor-in-interest to WMI, the Trust bears the responsibility for future reporting to the Bankruptcy Court.  The Trust reports in accordance with liquidation basis accounting, which requires the reporting entity to report its assets and liabilities based on net realizable values, or the cash the Trust expects to receive for its assets.  For purposes of the Quarterly Summary Reports, management has used the fair market values assigned to the assets for tax reporting purposes.  Valuation of assets requires management to make difficult estimates and judgments.   Management used the services of an independent valuation firm to make its estimates for select assets. Estimates necessarily require assumptions, and changes in such assumptions over time could materially affect the results.  Due to the inherently uncertain nature of estimates and the underlying assumptions, the actual cash to be received by the Trust from liquidation of assets and liabilities will likely be different than reported.  Ongoing adjustments and reconciliations will be reflected in future Quarterly Summary Reports filed with the Bankruptcy Court (which the Trust files with the U.S. Securities and Exchange Commission, or “SEC”, under cover of Form 8-K), and in the

Trust’s modified annual report on Form 10-K filed with the SEC for its fiscal year ending December 31, 2012 on April 1, 2013.

The information provided in the notes to the financial statements is provided to offer additional information to the readers of this report.  However, the information is not complete and should be read in conjunction with the Plan and Disclosure Statement.  In addition, readers are encouraged to visit the Trust’s website at www.wmitrust.com, which contains a link to the Trust’s filings with the SEC.

WMI Liquidating Trust
March 2013 Quarterly Summary Report - UNAUDITED
Schedule of Cash Receipts and Disbursements -- Quarterly

	For the Quarter ended March 31, 2013

	Cash	Litigation Reserve	Disputed Claim Cash	Restricted Cash	Total
Beginning Cash - December 31, 2012	$21,275,781	$17,886,842	$182,961,848	$45,610,514	$267,734,985

Receipts
Interest /Investment Income Received	49		11	698	758
Treasury Bill accretion	6,048	-	50,630	-	56,678
Sale / Monetization of Debtor's assets	289,517	-	-	-	289,517
Collection of tax receivable	-	-	-	-	-
Proceeds from Litigation	-	-	-	-	-
Proceeds from run-off notes	24,816,889	-	7,006	-	24,823,895
Distribution from subsidiaries	-		-		-
Reimbursement for tax professional fees	-	-	-	-	-
Other receipts	138,108	-	-		138,108
Total Receipts	25,250,611	-	57,647	698	25,308,956

Transfers
Disallowance of disputed claims	5,582,382	-	(5,582,382)	-	-
Allowance of disputed claims	-		(899,410)	899,410	-
Distribution to disputed Liquidating Trust Interests	-	-	-	-	-
Claims disallowed for non-release	14,209,673			(14,209,673)	-
Other transfers	1,302,935	-	-	(1,302,935)	-
Total transfers	21,094,990	-	(6,481,792)	(14,613,198)	-

Disbursements/Payments

Disbursements to allowed claimants
Disbursements to Liquidating Trust Interests	-	-	-	-	-
Disbursements to newly released / allowed claims	-	-	-	6,758,268	6,758,268
Other disbursements to allowed claimants (taxes, releases, etc)	-		-	-	-

Disbursements made for bankruptcy expenses
For services prior to the effective date	500,000	-	-	-	500,000
For services after the effective date	3,316,976	303,672	-	-	3,620,648

Disbursements in ordinary course:
Salaries and benefits	553,437	-	-	-	553,437
Travel and other expenses	22,079	-	-	-	22,079
Occupancy and supplies	148,517	-	-	-	148,517
Other outside services	48,428	-	-	-	48,428
Other disbursements	35,183	-	-	-	35,183
Trust Advisory Board fees and expenses	102,500	-	-	-	102,500
Disbursements in ordinary course	910,144	-	-	-	910,144

Total Disbursements	4,727,120	303,672	-	6,758,268	11,789,060

Ending Cash and Cash Equivalants	$62,894,261	$17,583,170	$176,537,703	$24,239,747	$281,254,881

WMI Liquidating Trust
March 2013 Quarterly Summary Report - UNAUDITED
Schedule of Cash Receipts and Disbursements -- Cumulative

	From the Effective Date through March 31, 2013

	Cash	Litigation Reserve	Disputed Claim Cash	Restricted Cash	Total
Beginning Cash - Effective Date	$140,117,720	$20,000,000	$725,779,642	$53,738,857	$939,636,219

Receipts
Interest /Investment Income Received	119	-	49	10,158	10,326
Treasury Bill accretion	6,048	-	279,938	-	285,986
Sale / Monetization of Debtor's assets	928,149	-	-	-	928,149
Collection of tax receivable	-	-	-	-	-
Proceeds from Litigation	-	-	-	-	-
Proceeds from run-off notes	30,536,216	-	9,024	-	30,545,240
Distribution from subsidiaries	3,431,878	-	-	-	3,431,878
Reimbursement for tax professional fees	1,455,407	-	-	-	1,455,407
Other receipts	1,131,079	-	12,571	904,564	2,048,214
Total Receipts	37,488,896	-	301,583	914,722	38,705,200

Transfers
Disallowance of disputed claims	562,693,960	-	(562,693,960)	-	-
Allowance of disputed claims	-	-	(35,737,363)	35,737,363	-
Distribution to disputed Liquidating Trust Interests	(48,887,801)	-	48,887,801	-	-
Claims disallowed for non-release	14,209,673		-	(14,209,673)	-
Other transfers	1,497,498	-	-	(1,497,498)	-
Total transfers	529,513,330	-	(549,543,522)	20,030,193	-

Disbursements/Payments

Disbursements to allowed claimants
Disbursements to Liquidating Trust Interests	570,380,692	-	-	(10,904,336)	559,476,356
Disbursements to newly released / allowed claims	-	-	-	51,134,751	51,134,751
Other disbursements to allowed claimants (taxes, releases, etc)	4,054	-	-	10,213,610	10,217,664

Disbursements made for bankruptcy expenses
For services prior to the effective date	49,874,229	-	-	-	49,874,229
For services after the effective date	19,654,510	2,416,830	-	-	22,071,340

Disbursements in ordinary course:
Salaries and benefits	2,098,972	-	-	-	2,098,972
Travel and other expenses	84,442	-	-	-	84,442
Occupancy and supplies	584,173	-	-	-	584,173
Other outside services	484,595	-	-	-	484,595
Other disbursements	204,942	-	-	-	204,942
D&O Insurance	464,625	-	-	-	464,625
Trust Advisory Board fees and expenses	390,450	-	-	-	390,450
Disbursements in ordinary course	4,312,200	-	-	-	4,312,200

Total Disbursements	644,225,684	2,416,830	-	50,444,025	697,086,539

Ending Cash and Cash Equivalants	$62,894,261	$17,583,170	$176,537,703	$24,239,747	$281,254,881

March 2013 Quarterly Summary Report - UNAUDITED
Statements of Net Assets in Liquidation
(Liquidation Basis)

	3/31/2013	Effective Date
Assets:
Cash and cash equivalents	$62,894,261	$140,117,720
Cash held in reserve for litigation costs	17,583,170	20,000,000
Cash held in reserve for disputed claims	176,537,703	725,779,642
Other restricted cash	24,239,747	53,738,857
Total cash and cash equivalents	281,254,881	939,636,219

Income tax receivable	96,000,000	96,000,000
WMI runoff notes	116,097,765	127,851,091
WMI runoff notes (held in Disputed Claims)	33,139	1,232,742
Investment in subsidiaries	208,548	3,715,263
Prepaid expenses	1,119,142	948,080
Other assets	2,955,300	2,285,732
Total assets	$497,668,775	$1,171,669,128

Liabilities:
Pre-effective date liabilities	$448,116	$94,112,477
Cash held for allowed claimants	22,933,023	53,471,976
Estimated costs to operate trust	21,815,498	40,000,000
Accounts payable	6,305	6,123,945
Accrued wages and benefits	185,099	18,261
Other accrued liabilities	8,783,915	133,441
Accrued liabilities - DCR	6,087	-
Total liabilities	54,178,043	193,860,100

Net assets in liquidation:
Net assets subject to disputed claims	176,564,755	727,012,384
Net assets available to Liquidating Trust Interests	266,925,977	250,796,644
Total net assets	443,490,731	977,809,028

Total liabilities and net assets	$497,668,775	$1,171,669,128

WMI Liquidating Trust
March 2013 Quarterly Summary Report - UNAUDITED
Statement of Changes in Net Assets in Liquidation
(Liquidation Basis)

	Quarter Ended 03/31/2013	Cumulative to Date

Net assets, beginning:	$425,617,374	977,809,028

Income
Interest / Investment income - DCR	53,228	282,564
Interest income - runoff notes	4,176,375	17,592,312
Earnings / (Losses) from subsidiaries	(898)	(74,837)
Recovery of/(Additional) pre-effective expense	14,995,014	66,339,849
Other income	(11,903)	2,509,917
Total income	19,211,816	86,649,805

Expenses
Payroll and benefits	464,447	1,899,625
Occupancy and supplies	90,082	386,333
Professional fees & services	7,507,092	27,121,597
Other expenses	250,539	685,749

Total operating expenses	8,312,160	30,093,305
Change in reserve for costs to operate trust	(8,312,160)	(18,184,502)
Litigation expenses	439,048	2,577,034
Added / (Reduced) Expense	439,048	14,485,836

Other items
Allowed Claims	(899,410)	(35,737,363)
Disbursements to Liquidating Trust Interests	-	(570,380,692)
Other disbursements	-	(364,211)

Total changes in Net Assets	17,873,357	(534,318,297)

Net assets, ending	443,490,731	$443,490,731

NOTES TO FINANCIAL STATEMENTS
(Unless otherwise defined herein, all capitalized terms have the same meaning as defined in the Plan)

Note 1:  Establishing the Trust

The Plan provides for the creation of the Trust.  On or shortly after the Effective Date, certain of the Debtors’ assets were transferred to the Trust for the benefit of those stakeholders who were not paid in full in the Initial Distribution made on or about March 23, 2012 or whose claim was disputed or otherwise unresolved.  The Trust is and will continue to be responsible for liquidating, converting to cash and distributing the Trust’s assets to the Trust’s beneficiaries.  The beneficiaries have received, and will continue to receive, under certain circumstances as specified by the Plan, beneficial interests in the Trust in exchange for their unpaid Claims against or Equity Interests in the Debtors (“Liquidating Trust Interests” or “LTIs”).  The LTIs are not transferable except by will, intestate succession or operation of law.  The outstanding balance for LTIs as of March 31, 2013 is reported on the “Rollforward of Liquidating Trust Interests”.

Creditors who held unpaid claims as of the Effective Date and who were projected to receive recoveries under the Plan as of such date, have received or will receive LTIs for their unpaid Allowed Claims entitling them to future distributions from or by the Trust in accordance with the subordination provisions of the Plan.   If distributions from the Trust become available to creditors and Equity Interest holders who have not received LTIs, additional LTIs will be issued to effectuate future distributions.

In addition, the Liquidating Trustee administers the Disputed Claims Reserve (“DCR”).  Holders of claims who have not been allowed (or holders who have not provided the necessary tax forms) did not receive cash or LTIs as part of the Initial Distribution, and such assets were transferred to the DCR pending resolution of claims (or submission of the necessary tax forms).   Since the Effective Date, the DCR balances have changed due to the disallowance and allowance of disputed claims as well as payment on behalf of LTIs held by the DCR.

The Trust, as a liquidating trust, is intended to qualify as a grantor trust for U.S. federal and state income tax purposes. A grantor trust is generally not treated as a separate taxpaying entity (i.e., it is treated as a pass-thru entity); as such, we do not anticipate that the Trust will be subject to U.S. federal or state income taxation.  See Note 4.

Note 2:  Liquidation Basis Accounting

Given the liquidating nature of the Trust, management is reporting its financial statements using liquidation basis accounting, consistent with AICPA Statement of Position 93-3 (“SOP 93-3”).  Liquidation basis accounting may be considered GAAP for entities that do not intend to continue as a going concern.

Key elements of liquidation basis accounting as set forth in SOP 93-3 include:

•
Assets and liabilities should be reported at their net realizable values.  The Trust is reporting the values consistent with the values used for tax purposes, which were based on estimates made by an independent valuation firm for select assets.

•
Instead of a balance sheet and income statement, the Trust provides a Statement of Net Assets in Liquidation and Statement of Changes in Net Assets in Liquidation.  The Statement of Net Assets should report assets and liabilities at the amount of cash expected to be received or paid in liquidation.  Such a report is inherently uncertain, as it is based on estimates and assumptions.  The cash amounts actually received and paid could be materially different than the reported balances.

•
The costs expected to execute the liquidation should be recorded upfront.  As of the Effective Date, the Trust recorded a liability for the $40.0 million on the Effective Date as provided by the Plan to operate the Trust.  As of December 31, 2012, the Trust estimated that total expenses for the life of the Trust would be

$51.9 million.  The Trust has incurred expenses of $30.1 million from the Effective Date through March, 31, 2013, including the expenses during the quarter of $8.3 million.  The liability balance as of March 31, 2013 is $21.8 million.

Note 3:  Distributions to LTI Holders

The Plan and Liquidating Trust Agreement provides direction that the Liquidating Trustee will make distributions on at least a quarterly basis, subject to certain exceptions.

The next quarterly Distribution Date is May 1, 2013.  The Trust is scheduled to distribute $22.4 million effective as of the Distribution Date.  The primary sources for the May distribution are the receipt of $24.8 million on account of interest on, and a partial redemption of, First Lien Runoff Notes (as defined in the Plan) held by the Trust; the release of $14.2 million on account of claimants who did not provide releases required under the Plan as a condition for distributions under the Plan; and $5.6 million released from the DCR.  The Trust has determined to withhold funds for the future costs of operations and to support potential litigation regarding disputed claims.

Note 4:  Disputed Claims Reserve

From and after the Effective Date, the Trust retains, for the benefit of each holder of a disputed claim, Cash, LTIs, and to the extent elected by such holder, Runoff Notes issued by Reorganized WMI, and any dividends, gains or income attributable in respect of any of the foregoing.   The amounts retained are calculated as if each of the claims is an Allowed Claim in an amount equal to the lesser of (i) the liquidated amount set forth in the filed proof of Claim relating to such Disputed Claim, (ii) the amount in which the Disputed Claim shall be estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code and constitutes and represents the maximum amount in which such Claim may ultimately become an Allowed Claim, and (iii) such other amount as may be agreed upon by the holder of such Disputed Claim and the Liquidating Trustee; provided, however, that the recovery by any holder of a Disputed Claim shall not exceed the lesser of (i), (ii) and (iii) above.

Pursuant to the Plan and the Liquidating Trust Agreement, the Liquidating Trustee (A) treats the DCR as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and will make any appropriate elections), and (B) to the extent permitted by applicable law, reports consistently with the foregoing for state and local income tax purposes.  Accordingly, the DCR is a separate taxable entity for U.S. federal income tax purposes, and all distributions from such reserve are taxable to such reserve as if sold at fair market value.  Any distributions from the DCR will be treated for U.S. federal income tax purposes as if received directly by the recipient from the Debtors on the original Claim or Equity Interest of such recipient.

During the quarter ending March 31, 2013, $5.6 million of cash held by the DCR on behalf of disputed claimants was released as unencumbered assets of the Trust.  Furthermore, $0.9 million was released to be distributed to newly allowed claimants on May 1, 2013.

After giving effect to the transactions described above, on the Statement of Net Assets, as of March 31, 2013, DCR assets include cash of $177.4 million and $33.1 thousand of Runoff Notes (including interest).  The DCR, by reason of its allocable ownership of LTI assets on behalf of disputed claimants, is entitled to a pro rata share of the remaining assets of the Trust.  Assets of the DCR will be made available to the LTI holders in accordance with the Plan as and when disputed claims become disallowed.  For further information regarding the DCR, see the “Rollforward of Liquidating Trust Interests” and the “Rollforward of Disputed Claims Reserve”.

Note 5:  Reserve for Litigation Costs

The Plan required that the Trust set aside $20.0 million to potentially pursue recoveries from pending and future litigations (other than tax-related litigation) and to defend certain claims.  Because it has not been determined whether and to what extent such funds will actually be used, the Trust did not, upon emergence, record a liability for such costs and the Trust will report costs as incurred.  However, the Trust does report the cash as a separate line item on the Statement of Net Assets and the activity is disclosed on the Schedule of Cash Receipts and Disbursements.  As of March 31, 2013, $2.4 million had been paid to litigation professionals and total costs incurred were $2.6 million.

Note 6:  Taxes

Pursuant to the Plan and the Global Settlement Agreement with JPMC and the FDIC, the Trust and JPMC will share in all future WMI net tax refunds on a 20% / 80% pro rata basis, respectively.  There are numerous litigations and refunds remaining at the Federal and State tax levels.  Total net refunds remaining are estimated to be between $200 and $600 million, of which the Trust would receive between $40 and $120 million.  An escrow account was established to accumulate net tax refunds in accordance with the terms of the Global Settlement Agreement.  Management’s current estimate of the Trust’s share of the net tax refunds is $96 million.  There was no significant activity in the tax refund escrow account during the quarter and there are no scheduled distributions from the account.

Note 7:  Runoff Notes

Pursuant to the Plan, Reorganized WMI issued Runoff Notes in the aggregate original principal amount of $130,000,000.00, maturing on the eighteenth (18th) anniversary of the Effective Date, bearing interest at a rate of thirteen percent (13%) per annum (payable in cash to the extent of available runoff proceeds or in kind through the capitalization of accrued interest at the rate of thirteen percent (13%) per annum to the extent runoff proceeds are unavailable).  The repayment of the Runoff Notes is limited to certain proceeds from WM Mortgage Reinsurance Company Inc., which is a wholly-owned subsidiary of Reorganized WMI.  On March 1, 2013, Reorganized WMI redeemed a portion of the First Lien Runoff Notes.  The Trust received $24.8 million, which included $3.7 million of interest.  The proceeds were included in determining the amount of the May 2013 distribution.  On February 27, 2013, the Trust was notified that Reorganized WMI had elected to make a payment-in-kind interest payment on the Second Lien Runoff Notes held by the Trust.  Accordingly, the interest due on those notes was capitalized to the outstanding principal of the Second Lien Runoff Notes.   The amount of interest such capitalized totaled $705.7 thousand.

Pursuant to the Plan, creditors were entitled to elect a distribution of Runoff Notes in lieu of cash received on the Effective Date.  To the extent that eligible creditors did not elect all of the Runoff Notes, any remaining balance of the Runoff Notes was transferred to the Trust. The Plan provides the conditions under which the Trust can distribute the Runoff Notes.  As of March 31, 2013, the Trust owned $114.9 million of Runoff Notes (including paid-in-kind interest) at face amount and interest receivable of $1.2 million for the benefit of all LTI holders.  In addition, the Trust (through the DCR) holds $33.1 million of Runoff Notes (including interest) on behalf of disputed claim holders who elected Runoff Notes in lieu of cash.

Note 8:  Release of Cash Held for Allowed Claims

The Plan required that holders of Allowed Claims provide releases before receiving a distribution.   Allowed claimants had one year after the Effective Date to provide the release.  The Trust recorded a liability for cash that would have been distributed to allowed claimants who have not provided their release on the Effective Date.

The deadline for providing a release was March 19, 2013.  After that date, pursuant to the Plan, the funds held became an unencumbered asset of the Trust, subject to 50% of the Class 11 funds which will be distributed to JPMC, in accordance with the terms of the Global Settlement Agreement.

Effective March 19, 2013, approximately $14.2 million was released from Restricted Cash and became an unencumbered asset of the Trust.   On May 1, 2013, the Trust will pay the parties that provided their release by March 19, 2013 approximately $20.9 million.

Note 9:  Disputed Equity Escrow

In addition to the DCR, the Plan established a Disputed Equity Escrow to hold shares of Reorganized WMI common stock for distribution based on the resolution of disputed equity interests.  A dismissal of disputed equity interests will result in a distribution to common shareholders of Reorganized WMI consistent with the allocation of, and manner of distribution of, common shares on the Effective Date.  The shares and any cash distributed on behalf of the shares are held in a separate escrow account that is not recorded as an asset of the Trust.  The Liquidating Trustee is the escrow agent for the Disputed Equity Escrow.  The Disputed Equity Escrow is taxed in a similar manner to the DCR (see description above).  All expenses of the Disputed Equity Escrow (other than taxes) are borne by the Trust.   As of March 31, 2013, there were approximately 4.3 million shares of Reorganized WMI common stock in the Disputed Equity Escrow.

On March 28, 2013, the Trust entered into a stipulation with certain underwriters who had filed indemnification claims totaling $96.0 million against the Debtors for legal fees and settlement costs incurred in defending securities fraud action claims brought against the Underwriters in connection with their role underwriting various security issuances by the Debtors. Pursuant to the terms of the Underwriter Stipulation, the parties have agreed that (a) the Underwriters’ $24.0 million Class 18 claim will be disallowed in full, and (b) the Underwriters’ $72.0 million Class 19 will be allowed in full.  Accordingly, pursuant to the Plan, the Underwriters, as the holders of Allowed Claims in Class 19, will receive a distribution of approximately 1.4 million shares of common stock of Reorganized WMI from the Disputed Equity Escrow on May 1, 2013.

Note 10:  Settlement of Employee Related Claims

As of March 31, 2013, the DCR held cash on account of claims filed by 90 former employees of WMB or WMI, as the case may be.  The aggregate, “as-filed” amount of these claims totaled approximately $129.9 million.   On March 25, 2013, the Court ordered that the parties involved in litigating the employee related-claims suspend discovery efforts while the parties enter into settlement negotiations in an effort to resolve these claims consensually.

As of April 30, 2013, the Trust has negotiated settlements-in-principle with 56 of these claimants.  The “as-filed” amount of the claims with pending settlements totals approximately $94.7 million.   The settlements are subject to applicable approvals and mutually acceptable definitive documentation.  With respect to non-settling claimants, upon the request of the Trust, the Court recently ordered the parties to attend mandatory mediation; however, a final order has not yet been entered setting forth the framework for this mandatory mediation, including the identity of the mediator.

WMI Liquidating Trust
March 2013 Quarterly Summary Report -- UNAUDITED
Rollforward of Liquidating Trust Interests (1)

	Beginning -- 01/01/13	Post Effective Accretion	Allowed	Disallowed	Disbursement	Other	Ending -- 03/31/13	03/31/13 - 05/01/13 Accretion	Projected 05/01/13 Distribution	Projected Ending Balance

CCB (Tranche 3) (2)	42,933,624	433,500	-	-	-	-	43,367,125	144,165	(21,556,049)	21,955,240

PIERS (Tranche 4) (3)	236,891,749	902,336	63,629	(1,991,554)	-	-	235,866,160	299,294	-	236,165,454

Remaining Postpetition Interest Claim (Tranche 4) (4)	46,019,307	219,664	-	-	-	-	46,238,971	73,454	-	46,312,425

Allowed General Unsecured Claims (Tranches 2-4)	3,648,854	17,448	6,731	(161)	-	-	3,672,874	5,835	(242,189)	3,436,520

LTI balances -- Current LTI holders	329,493,536	1,572,949	70,360	(1,991,715)	-	-	329,145,130	522,747	(21,798,238)	307,869,639

LTI balances -- Disputed Claims (3)	8,931,554	42,081	(70,360)	(477,795)	-	-	8,425,480	13,384	(555,575)	7,883,290

TOTAL LTI Balances	338,425,090	1,615,030	-	(2,469,510)	-	-	337,570,610	536,132	(22,353,813)	315,752,929

NOTES

*

1)
Liquidating Trust Interests are not issued to holders of subordinated claims and equity interests.  Additional LTI's will only be issued to holders of subordinated claims and equity interests if proceeds exceed the face amounts issued to current LTI holders.

2)	CCB balance excludes the LTI portion allocable to the common stock component of the CCB claim.

3)
PIERS balance represents "Cap" established due to difference between Federal Judgment Rate and Subordinated Contractual Rates.  The adjustment in the "Post Effective Accretion" column represents the FJR interest paid to the class partially offset by the subordination of PIERS to senior levels, increasing the "Cap", or in other words, the highest possible amount that PIERS holders can collect as of the date of this report.

4)
A Claim by a holder of an Allowed Senior Notes Claim with respect to Floating Rate Notes against any of the Debtors or the Debtors’ estates for interest accrued during the period from the Petition Date up to and including the date of final payment of such Claim, in an amount equal to (a) such holder’s Postpetition Interest Claim minus (b) such holder’s Intercreditor Interest Claim.

WMI Liquidating Trust
Next Dollar Analysis - LTI Balance as of March 31, 2013

Remaining Aggregate Distribution	Distribution Description	LTI Distribution Recipient (1) (2)

Up to $45,025,106	Until LTI holders of CCBs claims are paid in full	CCB CUSIPs	96.32%
		General Unsecured Claims	3.68%

$45,025,107 - $100,648,627	Until Debtor begins to pay actual post-petition interest as	General Unsecured Claims	3.57%
	opposed to by reason of contractual subordination	PIERS CUSIPs	96.43%

$100,648,628 - $337,570,610	Until LTI holders of Remaining Post-Petition Interest, PIERS and GUC are paid in full	Remaining Post Petition Interest Claim -- Senior Floating	19.52%

		General Unsecured Claims	3.57%
		PIERS CUSIPs	76.91%

NOTES:
(1)	The percentages represent the percentage of each incremental distributed dollar each group would receive. The percentages represent the group in total. Due to various elements including, but not limited to, the pro rata calculation on interest versus principal and the timing of the allowance of a claim, the percentage for an individual claim and/or group will vary from the group's total percentage.

(2)	The disputed claims (on an "as if allowed" basis) are included in the General Unsecured Claims percentages.

WMI Liquidating Trust
Next Dollar Analysis - Projected LTI Balance after May 1, 2013 Distributions

Remaining Aggregate Distribution	Distribution Description	LTI Distribution Recipient (1) (2)

Up to $22,875,627	Until LTI holders of CCBs claims are paid in full	CCB CUSIPs	96.31%
		General Unsecured Claims	3.69%

$22,875,628 - $78,909,920	Until Debtor begins to pay actual post-petition interest as	General Unsecured Claims	3.58%
	opposed to by reason of contractual subordination	PIERS CUSIPs	96.42%

$78,909,921 - $315,831,903	Until LTI holders of Remaining Post-Petition Interest, PIERS and GUC are paid in full	Remaining Post Petition Interest Claim -- Senior Floating	19.54%

		General Unsecured Claims	3.58%
		PIERS CUSIPs	76.88%

NOTES:
(1)	The percentages represent the percentage of each incremental distributed dollar each group would receive. The percentages represent the group in total. Due to various elements including, but not limited to, the pro rata calculation on interest versus principal and the timing of the allowance of a claim, the percentage for an individual claim and/or group will vary from the group's total percentage.

(2)	The disputed claims (on an "as if allowed" basis) are included in the General Unsecured Claims percentages.

WMI Liquidating Trust
March 2013 Quarterly Summary Report - UNAUDITED
Rollforward of Disputed Claims Reserve

	Disputed Assets (3)	LTI (4)

Beginning Balance - 01/01/13	182,994,701	8,931,554

Post-effective Accretion on LTI portion	-	42,081

Net Interest Earned on Disputed Assets	51,845	-

Cash Distribution to Disputed LTIs	-	-

Less: Allowed Clams (1)(2)	(899,410)	(70,360)

Less: Disallowed Claims	(5,582,382)	(477,795)

Other Adjustments	-	-

Ending Balance - 03/31/13	176,564,755	8,425,480

NOTES:

1)	Cash for allowed claims will be distributed on May 1
2)	Cash payment for allowed claims includes each claim's prorata portion of the interest earned by the DCR after the Effective Date
3)	"Disputed Assets" includes cash held for the benefit of disputed claims as well as Runoff Notes elected by disputed claim holders in lieu of cash on the Effective Date
4)	The face amount of unpaid claims which represents a claim against the general assets of the Trust, distributable in accordance with the subordination provisions of the Plan